Exhibit 23.01

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-112305, Form S-8 No. 333-110895, Form S-4 No. 333-109022, Form S-8 No. 333-107634, Form S-3 No. 333-88492, Form S-8 No. 333-83632, Form S-8 No. 333-55244, and Form S-8 No. 333-92837) of GRIC Communications, Inc. of our report dated April 24, 2003 (except Note 12, as to which the date is August 12, 2003), with respect to the consolidated financial statements of Axcelerant, Inc. & Subsidiary incorporated by reference in this Amendment No. 1 to Form 8-K.

/s/ Ernst & Young LLP

Orange County, California

February 13, 2004